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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-11 (Registration No. 333-34983) of our reports dated March 25, 1997 on our audits of the financial statements and financial statement schedule of Captec Net Lease Realty, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



                                            /s/ COOPERS & LYBRAND L.L.P.


                                            COOPERS & LYBRAND L.L.P.


Detroit, Michigan

November   , 1997